                                                  [FOLEY & LARDNER LETTERHEAD]

                                                  FOLEY & LARDNER LLP
                                                  ATTORNEYS AT LAW

                                                  777 EAST WISCONSIN AVENUE
                                                  MILWAUKEE, WI  53202-5306
                                                  414.271.2400 TEL
                                                  414.297.4900 FAX
                           October _____, 2005    www.foley.com

                                                  CLIENT/MATTER NUMBER
                                                  055573-0101

Rydex Specialized Products LLC,
  d/b/a Rydex Investments
9601 Blackwell Road
Suite 500
Rockville, MD 20850

                  Re:    Euro Currency Trust

Ladies and Gentlemen:

         We have acted as legal counsel to Rydex Specialized Products LLC, a
Delaware limited liability company d/b/a Rydex Investments (the "Company"), in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, of a registration statement on Form S-1, Registration No. 333-125581, initially filed on June 7,
2005, as amended through the date hereof (the "Registration Statement"). The
Registration Statement relates to the proposed issuance by the Euro Currency
Trust (the "Trust"), an investment trust formed on ____________, 2005 under the laws of the state of New York pursuant to the terms of the Trust Agreement dated
___________, 2005 (the "Trust Agreement") between the Company, as sponsor, and
The Bank of New York, a banking corporation organized under the laws of the
State of New York, as trustee (the "Trustee"), of 150,000 shares, representing units of fractional undivided beneficial interest in and ownership of the Trust
(the "Shares"). In connection with the issuance of the Shares, you have requested our opinion with respect to certain U.S. federal tax matters.
Capitalized terms not otherwise defined herein shall have the meanings given to them in the Trust Agreement.

         In rendering the opinion expressed below, we have examined and relied on the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of the Trust Agreement and all such other documents as we have deemed necessary or appropriate in order to enable us to render the opinion expressed below.

         In our examination of the foregoing documents, we have assumed, with your consent: that all documents reviewed by us are original documents, or true and accurate copies of original documents and have not subsequently been amended; that the signatures on each original document are genuine; that each party who executed the document had proper authority and capacity; that all representations and statements set forth in such documents are true and correct;
and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms.

BOSTON      JACKSONVILLE   NEW YORK      SAN DIEGO/DEL MAR     TAMPA
BRUSSELS    LOS ANGELES    ORLANDO       SAN FRANCISCO         TOKYO
CHICAGO     MADISON        SACRAMENTO    SILICON VALLEY        WASHINGTON, D.C.
DETROIT     MILWAUKEE      SAN DIEGO     TALLAHASSEE           WEST PALM BEACH

[FOLEY LOGO OMITTED]

Currency Group LLC
-----------------------
October _____, 2005

         Our opinion is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, judicial decisions, current rulings and pronouncements of the Internal Revenue Service (the "IRS"), and such other authorities as we have considered relevant, in effect as of the date of this letter, all of which are subject to legislative, judicial or administrative change or differing interpretation, possibly with retroactive effect. Our opinion is not binding on the IRS, and no assurance can be given that the conclusions expressed herein will not be challenged by the IRS or sustained by a court.

         Based upon and subject to the foregoing, we confirm that the discussion in the Registration Statement under the caption "United States Federal Tax
Consequences," to the extent it consists of statement of law and legal conclusions, and subject to the limitations and qualifications set forth therein, constitutes our opinion as to the material U.S. federal tax consequences that apply under currently applicable law to the purchase, ownership and disposition of the Shares.

         The opinion referred to above represents our best legal judgment as to the application of the U.S. federal tax laws existing as of the date of this letter. Further, the opinion referred to above is based upon the assumptions, documents, facts and representations referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such assumptions or representations could affect the accuracy of our opinion.
Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all the relevant facts.
Our opinion is based solely upon the law and the facts as they exist on the date hereof; and we disclaim any obligation to advise you of any subsequent change in law or facts or circumstances that might subsequently come to our attention.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name where it appears in the
Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder. This opinion only relates to the issuance and sale of the Shares pursuant to the Registration
Statement and may not be relied upon by you or any other person for any other purpose, without our prior written consent in each instance.

                                                Very truly yours,

                                                FOLEY & LARDNER LLP